UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60131
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Rubicon Technology, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K filed on February 9, 2012 (the “Form 8-K”) with the Securities and Exchange Commission (the “Commission”). The purpose of this Amendment is to (i) amend and restate Item 1.01 of the Form 8-K in its entirety to disclose the identity of the customer party to the material definitive agreement described in the Form 8-K and (ii) add Item 9.01 to the Form 8-K to file a revised redacted version of the material definitive agreement described therein as Exhibit 10.1 to the Form 8-K in response to comments received from the Staff of the Commission on the confidential treatment request by the Company with respect to such agreement. A redacted version of the material definitive agreement was originally filed with the Company’s Form 10-Q on May 9, 2012 as Exhibit 10.1 thereto. Confidential treatment has been requested for certain portions of such agreement. Omitted portions of such agreement have been filed separately with the Commission.

Item 1.01	Entry into a Material Definitive Agreement.

Rubicon Technology, Inc. (the “Company”) entered into a Master Purchase Agreement dated as of February 3, 2012 with LG Innotek Co., Ltd. (the “Agreement”). The term of the Agreement begins April 1, 2012 and calls for the Company to provide six inch polished substrates from June 2012 through December 2012. The total value of the Agreement is approximately $20 million. The foregoing description of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Master Purchase Agreement dated as of February 3, 2012 by and between Rubicon Technology, Inc. and LG Innotek Co., Ltd. +

+	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: July 6, 2012	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Purchase Agreement dated as of February 3, 2012 by and between Rubicon Technology, Inc. and LG Innotek Co., Ltd. +

+	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.